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AGREEMENT AND PLAN OF MERGER

AMONG
NASH-FINCH COMPANY
NFC ACQUISITION CORPORATION
AND
SUPER FOOD SERVICES,
INC.
Dated as of OCTOBER 8, 1996


ARTICLE 1. THE OFFER
     1.1. The Offer.
     1.2. Company Actions.

ARTICLE 2. THE MERGER
     2.1. The Merger
     2.2. Effective Time
     2.3. Effects of the Merger
     2.4. Certificate of Incorporation and By-Laws
     2.5. Directors and Officers
     2.6. Conversion of Shares
     2.7. Company Stock Plans. . . . . . . . . . . . . . . . . . . . . . .    5
     2.8. Closing

ARTICLE 3. DISSENTING SHARES; EXCHANGE OF SHARES
     3.1. Dissenting Shares
     3.2. Exchange of Shares.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND
           ACQUISITION SUB
     4.1. Organization and Qualification
     4.2. Authority Relative to this Agreement
     4.3. Proxy Statement
     4.4. Consents and Approvals; No Violation
     4.5  Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     5.1. Disclosure Schedule
     5.2. Organization and Qualification.
     5.3. Capitalization
     5.4. Authority Relative to this Agreement
     5.5. Absence of Certain Changes
     5.6. Reports
     5.7. Proxy Statement
     5.8. Consents and Approvals; No Violation
     5.9. Absence of Undisclosed Liabilities
     5.10. Litigation
     5.11. Liens and Encumbrances
     5.12. Contracts
     5.13. Taxes
     5.14. Employee Benefit Plans
     5.15. Compliance with Applicable Law
     5.16. Inventories
     5.17. Accounts and Notes Receivable
     5.18. Intellectual Property Rights
     5.19. Insurance
     5.20. Labor Matters
     5.21. Environmental Matters
     5.22. Brokerage Fees and Commissions

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ARTICLE 6. COVENANTS
     6.1. Conduct of Business of the Company
     6.2. No Solicitation
     6.3. Access to Information
     6.4. Reasonable Efforts
     6.5. Indemnification and Insurance.
     6.6. Employee Plans and Benefits and Employment Contracts.
     6.7. Board Representation
     6.8. Meeting of the Company's Stockholders.
     6.9. Proxy Statement
     6.10. Public Announcements
     6.11. Merger Without Meeting of Stockholders
     6.12. Current Information
     6.13. Supplement to Disclosure Schedule
     6.14. Section 203
     6.15. Preferred Stock Purchase Rights

ARTICLE 7. CONDITIONS TO CONSUMMATION OF THE MERGER
     7.1. Conditions to Each Party's Obligation to Effect the Merger
     7.2. Conditions to Obligations of Parent and Acquisition Sub
          Effect the Merger

ARTICLE 8. TERMINATION; AMENDMENT; WAIVER
     8.1. Termination
     8.2. Effect of Termination

     8.3. Termination Fee; Reimbursement of Parent's Expenses.
     8.4. Amendment
     8.5. Extension; Waiver

ARTICLE 9. MISCELLANEOUS
     9.1. Non-Survival of Representations and Warranties
     9.2. Entire Agreement; Assignment
     9.3. Enforcement of the Agreement
     9.4. Validity
     9.5. Notices
     9.6. Governing Law
     9.7. Descriptive Headings
     9.8. Parties in Interest
     9.9. Counterparts
     9.10. Expenses.
     9.11. Performance by Acquisition Sub
     9.12. Submission to Jurisdiction.

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AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER (the "Agreement"),
dated as of October 8, 1996, among Nash-Finch Company, a Delaware corporation ("Parent"), NFC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), and Super Food Services, Inc., a Delaware corporation (the "Company").

Background

The respective Boards of Directors of Parent, Acquisition Sub and the Company have each determined that it is advisable and in the best interests of the stockholders of the respective corporations, on the terms and subject to the conditions of this Agreement, (i) for a wholly owned subsidiary of Parent to commence a cash tender offer to purchase any and all outstanding shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock" and such shares, the "Shares") and (ii) following the cash tender offer, to merge Acquisition Sub with and into the Company.

Terms

In consideration of the premises and the mutual covenants herein contained and intending to be legally bound, Parent, Acquisition Sub and the Company hereby agree as follows:

                                    ARTICLE 1

                                    THE OFFER

The Offer.

Provided that this Agreement shall not have been terminated in accordance with
Section 8.1 and none of the events set forth in Annex I hereto shall have occurred and be continuing, as promptly as practicable (but in no event later than the fifth (5th) business day after the initial public announcement of Acquisition Sub's intention to commence the Offer (as hereinafter defined), Parent will cause Acquisition Sub to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act

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of 1934, as amended (the "Exchange Act")), and Acquisition Sub will commence, an offer to purchase for cash any and all issued and outstanding Shares at a price of $15.50 per Share net to the seller in cash (as amended or supplemented in accordance with this Agreement, the "Offer"). The obligation of Parent and Acquisition Sub to consummate the Offer, to accept for payment and to pay for any Shares tendered is subject to the conditions set forth in Annex I, including, without limitation, that there be validly tendered and not withdrawn by the expiration date of the Offer a number of Shares which, together with Shares already beneficially owned by Parent and any of its wholly owned subsidiaries, would represent at least a majority of the outstanding Shares, calculated by taking into account the number of outstanding shares of Common Stock on the date of consummation of the Offer plus the number of shares subject to options to purchase shares of Common Stock outstanding as of consummation of the Offer, whether or not such options are exercisable or fully vested (the "Minimum Condition").

As soon as practicable on the date of commencement of the Offer, Parent and Acquisition Sub will file with the Securities and Exchange Commission (the "SEC"), with respect to the Offer, a Tender Offer Statement on Schedule 14D-l (which, together with all amendments and supplements thereto and including the exhibits thereto, is referred to herein as the "Schedule 14D-1") in accordance with applicable federal securities laws containing the terms of the Offer and forms of related letters of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent will deliver copies of the proposed forms of the Schedule 14D-l and the Offer Documents to the Company within a reasonable time prior to the commencement of the Offer for review and comment by the Company and its counsel. Parent agrees to provide the Company and its counsel with any written comments that Parent, Acquisition Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. The information provided and to be provided by Parent, Acquisition Sub and the Company for use in the Schedule 14D-l, and the Offer Documents and any amendments or supplements thereto will not, in the case of the Schedule 14D-l at the time filed with the SEC and in the case of the Offer Documents when first published, sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Parent and Acquisition Sub make no representation or warranty as to any of the information relating to and supplied in writing by the Company specifically for inclusion in the
Schedule 14D-l or the Offer Documents and any amendments or supplements thereto and the Company makes no representation or warranty as to any information except that information relating to and supplied in writing by the Company specifically for inclusion in the Schedule 14D-1 or the Offer Documents and any amendments or supplements thereto. Parent, Acquisition Sub and the Company agree to promptly correct any such information in the Schedule 14D-1 or the Offer Documents that shall have become false or misleading in any material respect and each of Parent and Acquisition Sub will take all steps necessary to cause such Schedule 14D-1 or Offer Documents as so corrected to be filed with the SEC and disseminated to the stockholders of the Company, as and to the extent required by applicable federal securities laws. The Company agrees that, subject to Section 6.2 hereof, the Offer Documents shall contain the unanimous recommendation of the Board of Directors of the Company that the holders of the Shares accept the Offer.

The Offer will initially expire twenty (20) business days after its commencement. Neither Parent nor Acquisition Sub will, without the prior written consent of the Company, decrease the price per Share payable in the Offer, change the form of consideration payable in the Offer, decrease the number of Shares sought pursuant to the Offer, change the conditions to the Offer, impose additional conditions to the Offer, waive the Minimum Condition, change the expiration date of the Offer, or amend any term of the Offer in any manner adverse to holders of Shares; provided, however, that if any of the conditions described in Annex I exists at the time of the scheduled expiration date of the Offer, then

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Acquisition Sub may, in its sole discretion, giving prior notice to the Company, extend and reextend the Offer for periods of time (not to exceed ten (10) days in any particular instance) so that the expiration date of the Offer (as so extended) is as soon as reasonably practicable or advisable after the date on which the particular condition described in Annex I no longer exists (it being understood that a period of two (2) business days is reasonable for such purposes); provided further, that the Offer may not be so extended and reextended beyond the earlier of: (i) five (5) business days before the date the meeting of the stockholders of the Company to approve the Merger and this Agreement (as provided in Section 6.8); or (ii) ninety (90) days after the date of this Agreement. Notwithstanding the foregoing, Acquisition Sub may extend the Offer for up to ten (10) business days in connection with any and each increase in the consideration to be paid pursuant to the Offer. In addition, Acquisition Sub may extend the Offer, in its sole discretion, giving prior notice to the Company, on one or more occasions for a period or periods not to exceed in the aggregate ten (10) business days if on the date of any such extension less than 90% of the Shares have been validly tendered and not properly withdrawn pursuant to the Offer. Subject to the foregoing, assuming the prior satisfaction or waiver of the conditions to the Offer, Acquisition Sub will accept for payment, in accordance with the terms of the Offer, Shares tendered pursuant to the Offer as soon as permitted after the commencement thereof.

Company Actions.

The Company hereby consents to the Offer and represents that: (i) its Board of Directors (at a meeting duly called and held) has unanimously (A) determined that each of the Offer and the Merger (as hereinafter defined) is fair to and in the best interests of the stockholders of the Company, (B) approved the Offer, the Merger and this Agreement and the transactions contemplated hereby and thereby, (C) acknowledged that such approval constitutes approval for purposes of Section 203(a)(l) and Section 251(b) of the General Corporation Law of the State of Delaware (the "DGCL"), (D) resolved to recommend acceptance of the Offer and approval of the Merger and this Agreement by the stockholders of the Company, (E) pursuant to the terms of the Rights Agreement between the Company and Chase Manhattan Bank, N.A. dated as of January 27, 1989, a copy of which has been previously provided to Parent together with all amendments thereto through the date hereof (the "Rights Agreement"), approved this Agreement, the acquisition of Shares by Parent and Acquisition Sub pursuant to the Offer and the Merger and determined that, after receiving advice from Lazard Frres & Co. LLC ("Lazard Frres"), a nationally recognized investment banking firm selected by its Board of Directors, the acquisition of Shares by Parent and Acquisition Sub is at a price and on terms that are fair to the Company's stockholders (taking into account all factors which the Board of Directors deems relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise are in the best interests of the Company and its stockholders, so that the Preferred Stock purchase rights issued pursuant to the Rights Agreement will not become exercisable as a result of the execution of this Agreement or the consummation of the Merger or the other transactions provided for in this Agreement; (ii) under the Rights Agreement as amended, neither Parent nor Acquisition Sub will be deemed to be an Acquiring Person or a "Beneficial Owner" (as such terms are defined in the Rights Agreement ) as a result of the execution of this Agreement or the consummation of the Offer or the Merger or the other transactions provided for in this Agreement; and (iii) Lazard Frres has delivered to the Company's Board of Directors its written opinion that, as of the date of such opinion and based upon the assumptions set forth therein and such other matters as Lazard Frres deems relevant, the $15.50 per Share in cash to be received by the Company's stockholders in the Offer and Merger is fair to such stockholders from a financial point of view. The Company will file with the SEC as soon as practicable after the commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (which, together with all amendments and supplements thereto and including the exhibits thereto, is referred to herein as the "Schedule 14D-9") reflecting, subject to Section
6.2 hereof, the unanimous recommendation of the Board of Directors of the Company as

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stated in the first sentence of this Section 1.2(a) and will disseminate the
Schedule 14D-9 as required by Rule l4d-9 promulgated under the Exchange Act. The Schedule 14D-9 will comply in all material respects with the provisions of all applicable federal securities laws and will not, on the date filed with the SEC and on the date first published, sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will promptly correct any information in the Schedule l4D-9 that shall have become false or misleading in any material respect and will take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the stockholders of the Company, as and to the extent required by applicable federal securities laws.

In connection with the Offer, the Company will furnish Parent with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and will furnish Parent with such information and assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial stockholders of the Company. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Acquisition Sub will, and will cause each of their affiliates to, hold the information contained in any of such labels and lists in confidence, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, promptly deliver to the Company all copies of such information or extracts therefrom them in their possession or under their control.

                                    ARTICLE 2

                                   THE MERGER

The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, Acquisition Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in
Article VII. Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") under the name "Super Food Services, Inc." and will continue its existence under the laws of the State of Delaware, and the separate corporate existence of Acquisition Sub will cease. At the election of Parent, any wholly owned subsidiary of Parent may be substituted for Acquisition Sub as a constituent corporation in the Merger. Notwithstanding this Section 2.1, Parent may elect at any time prior to the fifth (5th) business day preceding the date on which the notice of the meeting of stockholders of the Company to consider approval of the Merger and this Agreement (the "Meeting") is first given to the Company's stockholders (or at any time in the event a Meeting does not occur) that instead of merging Acquisition Sub into the Company as hereinabove provided, to merge the Company into Acquisition Sub or another wholly owned subsidiary of Parent; provided, however, that the Company will not be deemed to have breached any of its representations, warranties or covenants herein solely by reason of such election. In such event the parties will execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide that Acquisition Sub or such other subsidiary of Parent will be the Surviving Corporation and will continue under the name "Super Food Services, Inc."

Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger or a certificate of ownership and merger if permitted by the DGCL (the "Certificate of Merger") in accordance with the DGCL (the time of such filing being the "Effective Time"). Such filing shall be made by Parent or Acquisition Sub as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII.

Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. As of the Effective Time, the Company shall be a wholly owned subsidiary of Parent.

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Certificate of Incorporation and By-Laws.  The Certificate of Incorporation and
the By-Laws of Acquisition Sub in effect at the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with applicable law; provided that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time to read "The name of this corporation is Super Food Services, Inc."

Directors and Officers. The directors and officers of Acquisition Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified.

Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or the holders of any of the following securities: each Share then held by the Company as treasury stock (or held by any subsidiary of the Company) and each issued and outstanding Share owned by Parent, Acquisition Sub or any other subsidiary of Parent shall be canceled and retired and no payment made with respect thereto; each then issued and outstanding Share, other than: (i) those Shares referred to in Section 2.6(a); and (ii) Dissenting Shares (as defined in Section 3.1), shall be converted into the right to receive an amount of cash equal to $15.50 (or any higher price per Share paid pursuant to the Offer) (the "Merger Consideration") payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share; and each common share, par value $0.01, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Company Stock Plans.

Option Plans. The Company shall have the right, at any time and during the period prior to the consummation of the Merger, to pay to each holder of outstanding options to purchase shares of Common Stock ("Stock Options"), heretofore granted under the Company's 1978 Stock Option Plan or the Company's 1986 Stock Option Plan (the "Option Plans") an amount equal to the difference between the Merger Consideration and the per Share exercise price of such Stock Options held by such holder multiplied by the number of Shares then exercisable pursuant to such Stock Options in exchange for the surrender and cancellation of such Stock Options. Prior to the Effective Time, the Company may also elect to accelerate the exercisability or vesting of such Stock Options and adopt any amendments to its Option Plans (to the extent permitted by the Option Plans) as shall be necessary to effectuate the foregoing. At the Effective Time, any Stock Options which the holder thereof has not exercised in full or surrendered for cancellation shall terminate. If any employee's employment with the Company or any of its subsidiaries is terminated after the acceptance of Shares for payment and payment for Shares pursuant to the Offer and prior to the Effective Time, and if as a consequence thereof, any Stock Options granted to such employee expire or terminate prior to the Effective Time without having been exercised, such employee shall be entitled to the payments hereunder in respect of such Stock Options, at the same time such amounts are paid to other holders of Stock Options, as if such employee had continued as an employee of the Company or its subsidiary through the Effective Time and as if such Stock Options had been surrendered for cancellation.

Purchase Plan. Prior to the consummation of the Merger, the Company shall amend the Company's Employee Stock Purchase Plan, as amended to the date hereof (the "Purchase Plan"), to provide that each participant that has elected to participate in the Purchase Plan for the current Purchase Period (as defined in the Purchase Plan) shall be entitled to receive, in exchange for the amount in such participant's Stock Purchase Account (as defined in the Purchase Plan) as of the Effective Time, an amount equal to the product of (i) the amount in the Stock Purchase Account divided by $11.10, multiplied by (ii) $15.50.

Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after consummation of the Offer, and after the vote of the stockholders of the Company in favor of the approval of the Merger and this Agreement has been obtained (if such approval is required under applicable law), the Company (or Parent or Acquisition Sub, if appropriate) shall execute in the manner required by the DGCL and deliver to the Secretary of State of the State of Delaware a duly executed Certificate of Merger, as required by the DGCL, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.8, a closing (the "Closing") will be held at the offices of Oppenheimer Wolff & Donnelly, Plaza VII, Suite 3400, 45 South Seventh Street, Minneapolis, Minnesota 55402 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                     ARTICLE 3

                      DISSENTING SHARES; EXCHANGE OF SHARES

Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by any holder of Common Stock who has not voted in favor of the Merger and has properly exercised and perfected appraisal rights in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shares pursuant to the DGCL; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or who effectively shall have withdrawn or lost his or its rights of appraisal of such Shares under the DGCL shall forfeit the right to appraisal of such Shares, such Shares shall no longer be Dissenting Shares and such Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the respective amounts and rights set forth in Section 2.6, without interest. The Company shall give Parent and Acquisition Sub prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary contained in this Section, if (i) the Merger is rescinded or abandoned or (ii) if the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such a stockholder's Shares shall cease. The Surviving Corporation shall comply with all of the obligations of the DGCL with respect to dissenting stockholders.

Exchange of Shares.

Prior to the Effective Time, Parent will appoint a disbursing agent for the Merger (the "Disbursing Agent") and enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company, and shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Company's stockholders, cash in an aggregate amount necessary to make the payments pursuant to Section 2.6 to holders of Shares and to make the appropriate cash payments, if any, to holders of Dissenting Shares, assuming Dissenting Shares are entitled to the same price per Share as in effect under the Offer (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall, pursuant to irrevocable instructions, make the payments provided for in the preceding sentence out of the Exchange Fund. The Disbursing Agent shall invest portions of the Exchange Fund as Parent directs, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100 million. Any net profit resulting from, or interest or income produced by, such investment shall be payable to the Surviving Corporation. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented Shares (other than those owned beneficially by Parent or any subsidiary thereof), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificate or payment therefor. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such certificate shall be paid in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.2, each Certificate (other than Certificates representing Shares owned by Parent, Acquisition Sub or any other subsidiary of Parent, and Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

At and after the Effective Time, there shall be no transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of either the Company or the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for cash as provided in this Article III. At the close of business on the day of the Effective Time the stock ledger of the Company will be closed.

Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time, together with any proceeds of any investments of the Exchange Fund, shall be repaid to the Surviving Corporation. Any stockholders of the Company who have not theretofore complied with Section 3.1 shall thereafter look only to Parent or the Surviving Corporation (subject only to abandoned property, escheat and other laws) for payment of their claim for the Merger Consideration per Share, without any interest thereon.

                                     ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND ACQUISITION SUB

Parent and Acquisition Sub represent and warrant to the Company as follows:

Organization and Qualification. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted and to own, lease and operate its property and assets. Each of Parent and Acquisition Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure (as hereinafter defined) to be so qualified would not result in a material adverse effect on the Parent or Acquisition Sub. The copies of the Certificate of Incorporation and By-Laws of Parent and the Certificate of Incorporation and By-Laws of Acquisition Sub previously delivered to the Company are true, complete and correct as of the date hereof.

Authority Relative to this Agreement. Each of Parent and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement, to carry out their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Acquisition Sub of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Acquisition Sub, and the stockholder of Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement, to commence the Offer and to consummate the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of Parent and Acquisition Sub in accordance with its terms.

Proxy Statement. None of the information supplied or to be supplied by Parent, Acquisition Sub and their respective affiliates specifically for inclusion in the Proxy Statement (as hereinafter defined) shall, at the time the Proxy Statement is mailed, at the time of the Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, distributed to stockholders in connection with the Merger, or any schedule required under applicable law to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement." If, at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors is discovered by Parent that should be set forth in a supplement to the Proxy Statement, Parent will promptly inform the Company.

Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Acquisition Sub, nor the performance by Parent and Acquisition Sub of their obligations hereunder, nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Acquisition Sub or any other similar governing documents of any other subsidiary of Parent; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any public governmental body or regulatory authority, except (A) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), (B) pursuant to the Exchange Act, (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the Offer or the Merger and would not otherwise prevent Parent from performing its obligations under this Agreement; (iii) except as disclosed in writing by Parent to the Company prior to the execution of this Agreement, result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on Parent; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their respective assets, except for violations which would not result in a material adverse effect on Parent.

Financing. Parent has entered into an agreement for the borrowing of funds necessary to consummate the Offer and the Merger and the transactions contemplated hereby, and to pay the related fees and expenses, and will make such funds available to Acquisition Sub on or before (i) the time of acceptance for purchase by Acquisition Sub of shares pursuant to the Offer and (ii) the Effective Time.

                                     ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

The Company hereby represents and warrants to Parent and Acquisition Sub as follows:

Disclosure Schedule. Simultaneously with the execution and delivery of this Agreement, the Company has executed and delivered to Parent a Disclosure Schedule (the "Disclosure Schedule"), which is divided into sections which correspond to the subsections of this Article 5. Disclosures in any subsection thereof shall not (in the absence of appropriate cross-references) constitute disclosure for purposes of any other subsection thereof or any other section or subsection of this Agreement. The Disclosure Schedule is accurate and complete in all material respects in accordance with the requirements of this Article 5.


Organization and Qualification.

The Company and each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted and to own, lease and operate its property and assets. The Company and each subsidiary of the Company is duly qualified as a foreign corporation to do business, and, except as is set forth in the Disclosure Schedule, is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a material adverse effect on the Company. The copies of the Company's Certificate of Incorporation and By-Laws previously delivered to Parent are true, complete and correct as of the date hereof.

The only subsidiaries of the Company are those named in the Disclosure Schedule.

Capitalization. The authorized capital stock of the Company consists of 35,000,000 common shares, par value $1.00 per share, and 1,000,000 preferred shares without par value, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"). As of the date hereof: (i) 10,997,448 shares of Common Stock (including shares of restricted Common Stock) were issued and outstanding; (ii) no shares of Preferred Stock were issued or outstanding; (iii) Stock Options to purchase an aggregate of 197,277 shares of Common Stock were outstanding under the Company's Option Plans; (iv) up to 47,099 shares of Common Stock were subscribed for under the Purchase Plan; and (v) no shares of Common Stock were held in treasury. The rights to purchase shares of Series A Preferred Stock outstanding under the Rights Agreement are evidenced by the certificates representing shares of Common Stock and not by separate certificates. Except for the First Amendment of the Rights Agreement entered into effective as of the date hereof, the Rights Agreement has not been amended on or prior to the date of this Agreement. All of the issued and outstanding Shares have been, and all shares of Common Stock which are to be issued pursuant to the exercise of stock options will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and fully paid and nonassessable with no liability attaching to the ownership thereof and not subject to preemptive or similar rights created by statute, the Certificate of Incorporation or By-Laws of the Company or any agreement to which the Company or any of its subsidiaries is a party or is bound. All outstanding shares of capital stock of the subsidiaries of the Company have been validly issued and are fully paid and nonassessable and owned by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, charges, encumbrances, equities, claims and options of any nature. Except as set forth in this Section 5.3 and except for shares of Common Stock that may be issued upon exercise of the Stock Options or pursuant to the Purchase Plan, both as disclosed above, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating the Company or any of its subsidiaries to issue any additional Shares or any other shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for any Shares or any other shares of capital stock of the Company or any of its subsidiaries. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries. There are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is obligated to repurchase, redeem or otherwise acquire any Shares.

Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby (subject with respect to the Merger, if required, to approval of the Merger and this Agreement by the holders of a majority of the votes represented by the Shares). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by stockholders, if required by the DGCL, holding a majority of the votes represented by the Shares). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Acquisition Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Absence of Certain Changes. Except as disclosed in the Company SEC Filings (as hereinafter defined) or as contemplated by this Agreement or disclosed to Parent in the Disclosure Schedule, since August 26, 1995, neither the Company nor any of its subsidiaries has suffered any material adverse effect, and no event has occurred which may result in a material adverse effect on the Company. Without limiting the generality of the foregoing, except as disclosed in the Company SEC Filings or disclosed to Parent in the Disclosure Schedule, since August 26, 1995, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares or any redemption or other acquisition by the Company of any Shares; (ii) any entry into any agreement, commitment or transaction by the Company which is material to the Company and its subsidiaries taken as a whole, except agreements, commitments or transactions in the ordinary course of business; or (iii) any significant change by the Company in accounting methods, principles or practices.

Reports. Since December 31, 1991, the Company has filed all reports, registration statements and other filings with the SEC required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and has heretofore delivered to Parent true and complete copies of all such reports, registration statements and other filings as requested by Parent. All such reports, registration statements and other filings (including all notes, exhibits and schedules thereto, all documents incorporated by reference therein, and any amendments thereto), whether filed before or after the date hereof, are sometimes collectively referred to herein as the "Company SEC Filings." As of their respective dates of filing with the SEC, the Company SEC Filings complied in all material respects with all of the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and its subsidiaries will file with the SEC and make available to Parent all Company SEC Filings filed with the SEC between the date of this Agreement and the Effective Date. As of their respective dates, such filings will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The unaudited consolidated financial statements and unaudited interim financial statements included in the Company SEC Filings were and, with respect to filings to be made with the

SEC after the date hereof, will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments.

Proxy Statement. If a Proxy Statement is required for the consummation of the Merger under applicable law, the Proxy Statement will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by Parent or any affiliate of Parent specifically for inclusion in the Proxy Statement. None of the information supplied by the Company specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, at the time of the meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by the Company specifically for inclusion in any other documents to be filed with the SEC or any other regulatory agency in connection with the transactions contemplated hereby will, at the respective time such documents are filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of the obligations hereunder, nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Company or any other similar governing documents of any subsidiary of the Company; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any public governmental body or regulatory authority, except (A) in connection with the H-S-R Act, (B) pursuant to the Exchange Act, (C) the filing of the Certificate of Merger pursuant to the DGCL, (D) such consents, approvals, orders, authorizations, registrations and declarations as may be required under the law of any foreign country in which the Parent or any of its subsidiaries conducts any business or owns any assets, (E) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the Offer or the Merger and would not otherwise prevent the Company from performing its obligations under this Agreement; (iii) except as disclosed in the Disclosure Schedule, result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which the Company or by which the Company or any of its assets other than its subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on the Company; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective assets, except for violations which would not in the aggregate result in a material adverse effect on the Company.

Absence of Undisclosed Liabilities. There are no liabilities of the Company or its subsidiaries of any kind whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due), and the Company knows of no valid basis for the assertion of any such liabilities, whether contingent or absolute and whether determined or determinable, and no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, other than: (i) liabilities disclosed in the Company SEC Filings filed with the SEC prior to the date hereof; (ii) liabilities disclosed in the Disclosure Schedule; (iii) liabilities which would not, individually or in the aggregate, have a material adverse effect on the Company; (iv) liabilities which were incurred in the ordinary course of business and which were not required to be disclosed in the Company's financial statements or the Company SEC Filings; and
(v) liabilities which were incurred in the ordinary course of business subsequent to the date of the Company's financial statements.

Litigation. As of the date hereof, except as set forth in the Disclosure Schedule, there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator or administrative or governmental body, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries, which, individually or in the aggregate, would have a material adverse effect on the Company. The Company and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them which, individually or in the aggregate, would have a material adverse effect on the Company.

Liens and Encumbrances. All properties and assets owned by the Company and its subsidiaries are free and clear of all title defects, liens, pledges, claims, security interests, restrictions, mortgages, options and encumbrances of any kind (collectively, "Liens") except: (i) statutory Liens not yet delinquent or the validity of which is being contested in good faith by appropriate actions;
(ii) Liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate actions; (iii) Liens described in the Disclosure Schedule; and (iv) Liens which, in the aggregate, do not materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any of its subsidiaries. All of the assets that are material to the operation of the business of the Company and its subsidiaries are in good operating condition and repair in accordance with industry practice (subject to normal wear and tear) and are adequate to conduct the business of the Company and its subsidiaries as presently conducted.

Contracts. Except as set forth in the Disclosure Schedule, the Company has heretofore furnished to Parent or made available for inspection true and correct copies of: (i) every contract, plan, agreement or understanding to which the Company is a party which would be required to be filed with the SEC in a filing to which paragraph (b)(10) (but only with respect to contracts, plans, agreements or understandings to be performed in whole or in part after the date hereof) of Item 601 of Regulation S-K of the rules and regulations of the SEC would be applicable, and which has not been filed with the SEC; (ii) every employment or consulting agreement with or arrangement with or for the benefit of any officer or employee of the Company; and (iii) every contract, agreement or understanding to which the Company is a party which could reasonably be expected to result in annual payments by or to the Company in excess of $100,000 or that extends for more than one year (except for the collective bargaining agreement relating to the Company's Michigan division, which has not been executed but which has been delivered to Parent in its current draft form, and except for contracts entered into in the ordinary course of business consistent with the Company's historical practices for the purchase of inventory or supplies or for the purchase, leasing or maintenance of equipment entered into with independent parties on an arm's-length basis). Except as set forth in the Disclosure Schedule, neither the Company, nor, to the knowledge of the Company, any other party thereto is in default under any material contract, plan, agreement, understanding or arrangement made or obligation owed by or to the Company and, to the Company's knowledge, there are no facts or circumstances which make such a default likely to occur subsequent to the date hereof.

Taxes. Except as set forth in the Disclosure Schedule, the Company has filed or has or will cause to be filed all federal, state, local and foreign tax returns required to be filed by each of its subsidiaries and any member of its consolidated, combined, unitary or similar group (each such member, a "Tax Affiliate") the failure of which to be filed by the Company may result in a material adverse effect on the Company, and has paid or has or will cause to be paid, or has made or will make adequate provision or set up an adequate accrual or reserve for the payment of, all taxes required to be paid in respect of the periods for which returns are due, has established or will establish an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods, required (pursuant to generally accepted accounting principles) to be so accrued or reserved (except in either case in an amount not material), and neither it nor any of its Tax Affiliates has or will have any material liability for taxes in excess of the amounts so paid or the accruals or reserves so established. Except as set forth in the Disclosure Schedule, neither the Company nor any of its Tax Affiliates is delinquent in the payment of any material tax in excess of the amount reserved or provided therefor, and no material deficiencies for any tax, assessment or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed or assessed. Except as set forth in the Disclosure Schedule, no waiver or extension of time to assess any taxes has been given or requested since December 31, 1991. Except as set forth in the Disclosure Schedule, the Company's federal and state income tax returns, respectively, have not, since December 31, 1991, been audited or examined by the Internal Revenue Service or comparable state agencies nor, except as set forth in the Disclosure Schedule, has any such audit or examination been requested or scheduled. None of the independent contractors hired by the Company should be treated as "employees" for federal or state income or payroll tax purposes. For the purposes of this Section 5.13, the term, "tax" or "taxes" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed on the Company or any of its Tax Affiliates by any federal, state, local, foreign or other taxing authority.

Employee Benefit Plans.  Except as set forth in the Disclosure Schedule:

Neither the Company nor any other "person" within the meaning of Section 7701(a)(1) of the Code, that together with the Company is considered a single employer pursuant to Sections 414(b), (c), (m) or (o) of the Code or Sections 3(5) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "Affiliated Organization") sponsors, maintains, contributes to, is required to contribute to or has or could have any material liability of any nature, whether known or unknown, direct or indirect, absolute or contingent, with respect to, any "employee pension benefit plan" ("Pension Plan") as such term is defined in Section 3(2) of ERISA, including without limitation, any such plan that is excluded from coverage by Section 4(b)(5) of ERISA or is a "Multiemployer Plan" within the meaning of 4001(a)(3) of ERISA.
To the knowledge of the Company, each such Pension Plan that is a Multiemployer Plan that is not administered by the Company has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable law. Each such other Pension Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable law. All Pension Plans operated as plans that are qualified under the provisions of
Section 401(a) of the Code satisfy in form and operation all applicable qualification requirements.

Neither the Company nor any Affiliated Organization has or could have any liability of any nature, whether known or unknown, direct or indirect, absolute or contingent, to any Pension Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other person, arising directly or indirectly under Title IV of ERISA. No "reportable event," within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan. Neither the Company nor any Affiliated Organization has ceased operations at any facility or withdrawn from any Pension Plan in a manner which could subject the Company or Affiliated Organization to liability under Section 4062(e), 4063 or 4064 of ERISA. Neither the Company nor any Affiliated Organization maintains, contributes to or has participated in or agreed to participate in any Pension Plan that is a Multiemployer Plan. Neither the Company nor any Affiliated Organization currently has any obligation, known or unknown, direct or indirect, absolute or contingent, to make any withdrawal liability payment to any Pension Plan which is a Multiemployer Plan. Neither the Company nor any Affiliated Organization has been a party to a sale of assets to which Section 4204 of ERISA applied with respect to which it could incur any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan.

Neither the Company nor any Affiliated Organization has incurred, or has experienced an event that will, within the ensuing twelve (12) months, result in, a "complete withdrawal" or "partial withdrawal," as such terms are defined respectively in Sections 4203 and 4205 of ERISA, with respect to a Pension Plan which is a Multiemployer Plan, and nothing has occurred that could result in such a complete or partial withdrawal. Neither the Company nor any Affiliated Organization has incurred a decline in contributions to any Multiemployer Plan such that, if the current rate of contributions continues, a 70% decline in contributions (as defined in Section 4205 of ERISA) will occur within the next three plan years.

Neither the Company nor any Affiliated Organization sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, absolute or contingent, with respect to, any "employee welfare benefit plan" ("Welfare Plan") as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, including, without limitation, any such plan that is a "Multiemployer Plan" within the meaning of Section 3(37) of ERISA. Each such disclosed Welfare Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable law. Benefits under each Welfare Benefit Plan are fully insured by an insurance company unrelated to the Company. Neither the Company nor any Affiliated Organization has established or contributed to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, absolute or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of
Section 419 of the Code, "qualified asset account" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419A of the Code or "multiple employer welfare arrangement" within the meaning of
Section 3(40) or ERISA. No Welfare Plan which is a Multiemployer Plan imposes any post-withdrawal liability or contribution obligations upon the Company or any Affiliated Organization. Neither the Company nor any Affiliated Organization maintains, contributes to or has or could have any liability of any nature, whether known or unknown, direct or indirect, absolute or contingent, with respect to medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents other than as required by Part 6 of Subtitle B of Title I of ERISA or any comparable state law.

Neither the Company nor any Affiliated Organization is a party to, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, absolute or contingent, with respect to, any bonus plan, incentive plan, stock plan or any other current or deferred compensation (other than current salary or wages paid in the form of cash), separation, retention, severance, paid time off or similar agreement, arrangement or policy, or any individual employment, consulting or personal service agreement other than a Pension or Welfare Plan ("Compensation Plans"). Each such disclosed Compensation Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of all applicable law.

here are no facts or circumstances which could, directly or indirectly, subject the Company or any Affiliated Organization to any (1) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (2) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (3) civil penalty, damages or other liability under Section 502 of ERISA.

Full payment has been made of all amounts which the Company or any Affiliated Organization is required, under applicable law, the terms of any Pension Plan, Welfare Plan or Compensation Plan, or any agreement relating to any Pension Plan or Welfare Plan or Compensation Plan, to have paid as a contribution, premium or other remittance thereto or benefit thereunder. Each Pension Plan that is subject to the minimum funding standards of Section 412 of the Code and Section 302 of ERISA meets those standards and has not incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code and no waiver of any minimum funding requirement under Section

412 of the Code has been applied for or obtained with respect to any such Pension Plan. The Company and each Affiliated Organization has made adequate provisions for reserves or accruals in accordance with generally accepted accounting principles to meet contribution, benefit or funding obligations arising under applicable law or the terms of any Pension Plan or Welfare Plan or Compensation Plan or related agreement. There will be no change on or before Closing in the operation of any Pension Plan, Welfare Plan or Compensation Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such plans, except as may be required by law.

The Company and each Affiliated Organization has timely complied in all material respects with all reporting and disclosure obligations with respect to the Pension Plans, Welfare Plans and Compensation Plans imposed by the Code, ERISA or other applicable law.

There are no pending or, to the Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could give rise thereto, involving, directly or indirectly, any Pension Plan, Welfare Plan, or Compensation Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

The transactions contemplated herein do not result in the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Pension Plan, Welfare Plan or Compensation Plan. No payments made or to be made to any individual pursuant to any agreement with any of the Company or any Affiliated Organization could individually or collectively (and assuming that any contingencies or conditions occur in a manner that maximizes payment) give rise to a "parachute payment" within the meaning of Section 280G of the Code.

No action or omission of the Company or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits Parent or the Company or any successor from amending, merging, or terminating any Pension Plan, Welfare Plan or Compensation Plan in accordance with the express terms of any such plan and applicable law.

The Disclosure Schedule lists and the Company has delivered to Parent true and complete copies of: (i) all Pension, Welfare and Compensation Plans and related trust agreements or other agreements or contracts evidencing any funding vehicle with respect thereto; (ii) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Plan for which such a report is required; (iii) the three most recent actuarial reports with respect to any Pension Plan that is a "defined benefit plan" within the meaning of Section 414(j) of the Code; (iv) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Pension Plan, Welfare Plan or Compensation Plan; and (v) the most recent determination letter with respect to each Pension Plan intended to qualify under
Section 401(a) of the Code and the full and complete application therefor submitted to the Internal Revenue Service.

Compliance with Applicable Law. Each of the Company and its subsidiaries holds, and at all times has held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of the Company and its subsidiaries is not being conducted, nor has it ever been conducted, in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its subsidiaries, except to the extent that the failure to hold any such licenses, franchises, permits or authorization, or any such violation, did not or would not, individually or in the aggregate have a material adverse effect on the Company. No investigation or review, except as set forth in the Disclosure Schedule, by any federal, state or local governmental authority with respect to the Company or any of its subsidiaries is pending or, to the Company's knowledge threatened, nor, to the Company's knowledge, has any federal, state or local governmental authority indicated an intention to conduct the same.

Inventories. Except as disclosed in the Disclosure Schedule, all inventories of the Company, whether reflected in the latest balance sheet included in the Company SEC filings (the "Latest Balance Sheet") or acquired since the date of the Latest Balance Sheet, were purchased in the ordinary course of business, consist of a quality and quantities useable and salable in the ordinary course of business, subject to waste and spoilage not in excess of industry norms, and the present quantities of all inventories of the Company are reasonable in the present circumstances of the business of the Company as currently conducted and as proposed to be conducted. All inventories have been carried on the books of the Company for financial reporting purposes in accordance with the generally accepted accounting principles applied on a consistent basis, including without limitation, for purposes of the unaudited financial statements included in the Company SEC filings.

Accounts and Notes Receivable. Except as disclosed in the Disclosure Schedule or in the aging schedule dated as of September 4, 1996 (the "Aging Schedule") provided to Parent as described below: (i) the Company has good right, title and interest in and to all of its accounts receivable and notes receivable of any kind or nature whatsoever, whether from trade accounts or affiliated parties or otherwise, whether reflected in the Latest Balance Sheet or acquired or generated since the date of the Latest Balance Sheet (except for those paid or compromised since the date of the Latest Balance Sheet) (the "Receivables");
(ii) none of the Receivables is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record); (iii) each of the Receivables constitutes a valid and enforceable claim arising from a bona fide transaction in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any Receivables outstanding as of the date hereof; (iv) no account (as of the date of the Aging Schedule) or note debtor (as of August 31, 1996) whose account or note balance exceeded $10,000 was (as of the indicated date) delinquent in payment by more than ninety
(90) days, and there has been no material deterioration in Receivables between the indicated dates and the date of this Agreement; (v) the Aging Schedule of the Receivables previously furnished to Parent is complete and accurate; (vi) the reserve for doubtful accounts set forth in the Latest Balance Sheet has been established by the Company in accordance with generally accepted accounting principles applied on a consistent basis; and (vii) all of the Receivables will be collected by the Company in accordance with their respective terms, except to the extent of the reserve for doubtful accounts set forth on the Latest Balance Sheet.

Intellectual Property Rights. The Company owns the industrial and intellectual property rights, including without limitation the trademarks, trade names and service marks (collectively the "Intellectual Property Rights") described in the Disclosure Schedule. Except as disclosed in the Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the business of the Company as presently conducted and as proposed to be conducted does not and will not infringe or violate or allegedly infringe or violate the Intellectual Property Rights of any person or entity. Except as disclosed in the Disclosure Schedule, the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement and has not granted any person or entity any rights pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights or any part thereof.

Insurance. The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers business interruption, and other forms of insurance owned or held by the Company, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five (5) years. All such policies are in full force and effect and no premiums with respect thereto are past due. The Company has not been denied any form of insurance coverage and no policy of insurance has been revoked or rescinded during the past five (5) years.

Labor Matters. Except as disclosed in the Disclosure Schedule: (i) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation, any such laws respecting employment discrimination and occupational safety and health requirements and has not and is not engaged in any unfair labor practice;
(ii) there is no unfair labor practice complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any other comparable authority; (iii) there is no organized labor strike, dispute, slowdown, or stoppage actually pending or, to the knowledge of the Company, threatened against or directly affecting the Company; (iv) no labor representation question exists respecting the employees of the Company and there is not pending or, to the knowledge of the Company, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company; (v) no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claims therefore exist or, to the knowledge of the Company, have been threatened; (vi) no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; (vii) the Company has not, since December 31, 1991, experienced any significant work stoppage or any other significant labor difficulty; (viii) the Company is not delinquent in any material amount for payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation, any amounts due under any pension plan, welfare plan or compensation plan; (ix) upon termination of the employment of any person, neither the Company nor the Surviving Corporation will, by reason of anything done at or prior to or as of the Effective Time, be liable to any of such persons for so-called "Severance Pay" or any other payments; and (x) within the twelve (12) months prior to the date hereof, to the knowledge of the Company, there has not been any expression of intention to the Company by any officer or key employee to terminate his or her employment other than at normal retirement age.

Environmental Matters.  Except as set forth in the Disclosure Schedule:

Neither the Company, any subsidiary or former subsidiaries of any of the Company, nor any previous owner, tenant, occupant or user of any property owned or leased by or to any of the Company or by or to any subsidiary or former subsidiary of any of the Company (the "Properties") has (i) stored, used, generated, released or disposed of any Environmentally Regulated Materials (as hereinafter defined) in a manner that has or may reasonably result in a material adverse condition that may require remedial action, or (ii) transported any Environmentally Regulated Materials to, from or across the Properties in a manner that has or may reasonably result in a material adverse condition that may require remedial action, nor are any Environmentally Regulated Materials presently, stored, used, generated or otherwise located on, under, in or about the Properties, nor have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties, in each such case described above in a manner that has or may reasonably result in a material adverse condition that may require remedial action.

No violation or noncompliance with Environmental and Occupational Safety and Health Laws has occurred with respect to the Properties or operations conducted thereon that has or may result in a material adverse effect on the Company or that has or may result in a material adverse condition that may require remedial action; no material enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been asserted or threatened with respect to operations conducted on the Properties or the Properties themselves or against the Company or any subsidiary, or former subsidiary of the Company with respect to or in any way regarding the Properties pursuant to any Environmental and Occupational Safety and Health Laws; and no material claims or settlements with respect to the Properties or the operations thereon, or against the Company or any subsidiary or former subsidiary of the Company with respect to the Properties or operations conducted thereon, relating to or arising out of Environmental and Occupational Safety and

Health Laws or Environmentally Regulated Materials have been made or threatened by any third party, including any governmental entity, agency or representative, nor, to the knowledge of the Company, does there exist any basis for any such claim.

The term "Environmental and Occupational Safety and Health Law" as used in this Agreement means any common law or duty, caselaw or ruling, statute, rule, regulation, law, ordinance or code, whether local, state, federal, international or otherwise in effect, that (i) regulates, creates standards for or imposes liability or standards or conduct concerning any element, compound, pollutant, contaminant, or toxic or hazardous substance, material or waste, or any mixture thereof, or relates in any way to emissions or releases into the environment or ambient environmental conditions, or conduct affecting such matters or (ii) is designed to provide safe and healthful working conditions or reduce occupational safety and health hazards. Such laws include, but are not limited to, the National Environmental Policy Act, 42 U.S.C. Sections 4321 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Federal Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act), 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, the Hazard Communication Act 29 U.S.C. Sections 651 et seq., the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, and any caselaw interpretations, amendments or restatements thereof or similar enactment thereof, as is now or at any time hereafter may be in effect, as well as their intentional, state and local counterparts.

The term "Environmentally Regulated Materials" as used in this Agreement means any element, compound, pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental and Occupational Safety and Health Law.

Brokerage Fees and Commissions. Except for those fees and expenses payable to Lazard Frres, a true and complete copy of whose engagement agreement has been provided to Parent, no person is entitled to receive from the Company or any of its affiliates any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE 6

                                    COVENANTS

Conduct of Business of the Company. Except as contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing, during the period from the date of this Agreement to the Effective Time, the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and the Company shall use reasonable efforts to preserve intact in all material respects the business organization of the Company, use reasonable efforts to keep available the services of its current officers and key employees, and use reasonable efforts to preserve in all material respects the good will of those having advantageous business relationships with it and its subsidiaries. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or to the extent that Parent shall otherwise consent in writing, neither the Company nor any of its subsidiaries, as the case may be, shall, without the prior written consent of Parent: (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of: (A) additional shares of capital stock of any class (including the Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for Shares, other than (1) Shares issuable pursuant to the terms of outstanding options and commitments disclosed pursuant to Section 5.3, or (2) the issuance of shares of capital stock to the Company by a wholly owned subsidiary of the Company; or (B) any other securities in respect of, in lieu of or in substitution for the Shares outstanding on the date thereof; (ii) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities (including the Shares); (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or distribution on any shares of capital stock of the Company; (iv) make any acquisition of a material amount of assets (by merger, consolidation or acquisition of stock or assets) or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or enter into a material contract or release or relinquish any material contract rights not in the ordinary course of business (except as permitted pursuant to Section 6.2 of this Agreement); (v) intentionally incur any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary and usual course of business and either consistent with past practice or in the reasonable business judgment of the officers of the Company (including borrowing in the ordinary course pursuant to existing loan agreements or debt instruments) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual or entity in any case in an amount material to the Company and its subsidiaries, taken as a whole; (vi) propose or adopt any amendments to the Certificate of Incorporation or By-Laws of the Company; (vii) make any change in accounting methods, principles or practices; (viii) other than as contemplated or permitted by this Agreement: (A) enter into any new employment agreements with any officers, directors or key employees or grant any material increases in the compensation or benefits to officers, directors and key employees other than increases in the ordinary course of business and consistent with past practice;
(B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or key employee in amounts material to the Company and its subsidiaries, taken as a whole; (C) commit itself (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing bonus, extra compensation, incentive, defined compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or key employee, whether past or present, in amounts material to the Company and its subsidiaries, taken as a whole; or (D) except as required by applicable law, amend in any material respect any such plan, agreement or arrangement; or (ix) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect.

No Solicitation. Unless this Agreement is terminated in accordance with Article 8, neither the Company, its subsidiaries, nor any of their respective officers, directors, employees, financial advisors, counsel, representatives, agents and affiliates will, directly or indirectly, encourage, solicit, initiate, or, subject to the fiduciary duties of the Company's Board of Directors, officers or stockholders as advised by outside counsel to the Company, enter into any agreement with respect to, or participate in any way in discussions or negotiations with, provide any confidential information to, any Third Party (as hereinafter defined) concerning any tender offer (including a self-tender offer), exchange offer, merger, sale of substantial assets, sale of securities or similar transactions involving the Company or any material subsidiary or division of the Company (each, an "Acquisition Proposal"); except that, nothing contained in this Section 6.2 or in any other provision of this Agreement shall prohibit the Company or its Board of Directors from: (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act; (ii) making such disclosure to the Company's stockholders as, in the judgment of its Board of Directors with the advice of outside counsel, is required under applicable law; or (iii) considering and negotiating an unsolicited Acquisition Proposal if the Board of Directors determines in good faith, after consultation with its outside counsel, that such consideration and negotiation would be necessary to fulfill the fiduciary duties of the Board of Directors. For purposes of this Agreement, "Third Party" shall mean any corporation, partnership, person, or other entity or "group" (as defined in Section 13(d)(3) of the

Exchange Act) other than Parent, Acquisition Sub or any affiliate of Parent or Acquisition Sub and their respective directors, officers, employees, representatives, and agents. As long as this Agreement remains in effect, the Company may furnish confidential information regarding the Company to any Third Party if and only if: (i) the Company's Board of Directors determines in good faith, with the advice of outside counsel, that its fiduciary duties require disclosure of the information; and (ii) the Company and such Third Party enter into a confidentiality agreement with terms and provisions (including standstill provisions) no less onerous or restrictive on the Third Party than the terms and provisions of the Confidentiality Agreement dated February 29, 1996 between Parent and the Company with respect to Parent. Subject to the provisions of
Section 8.1, the Company may approve, accept and recommend an Acquisition Proposal if and only if: (i) the Board of Directors determines in good faith, in the exercise of its fiduciary duties and after consultation with its outside counsel and financial advisors, that the Acquisition Proposal would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (such Acquisition Proposal is referred to hereinafter as an "Approved Offer"); and (ii) Parent does not make within five (5) business days of Parent's receiving notice of such third-party offer, an offer which the Board of Directors, after consultation with its financial advisers, determines is superior to such third-party offer. As used in this Section 6.2, "third-party offer" shall mean any bona fide Third Party offer, other than an offer by Parent, Acquisition Sub or any of their respective affiliates for a merger or other business combination involving the Company resulting in the acquisition of more than 50% of the outstanding Shares or to acquire in any manner more than 50% of the outstanding Shares or all or substantially all of the assets of the Company. The Company shall promptly notify Parent of the receipt and the terms of any offer which it may receive in respect of an Acquisition Proposal, including the identity of the offeror. The Company and its Board of Directors acknowledge that the agreements contained in this Section 6.2 are derived from and based upon their opinions that the Offer and the Merger are fair and in the best interests of the Company and its stockholders. The Company has advised the Parent that no negotiations are currently pending with any other party for the acquisition of the Company.

Access to Information. Between the date of this Agreement and the Effective Time, the Company will upon reasonable notice: (i) give Parent and its authorized representatives access during regular business hours to all of the Company's offices, warehouses and other facilities and to all of its books and records; (ii) permit Parent to make such inspections as it may require; and
(iii) cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time request.

Reasonable Efforts. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Board of Directors of the Company under applicable laws, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such efforts shall include, without limitation: (i) obtaining all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement; and (ii) opposing vigorously any litigation or administrative proceeding relating to this Agreement or the transactions contemplated hereby, including, without limitation, promptly appealing any adverse court or agency order.

Indemnification and Insurance.

The Company and Parent will indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and Parent will indemnify and hold harmless, each present and former employee, agent, director or officer of the Company and the Company's subsidiaries (the

"Indemnified Parties") as provided in their respective charters or by-laws or otherwise in effect at the date hereof (to the extent consistent with applicable law), which provisions shall survive the Merger and shall continue in full force and effect for a period of six (6) years from the Effective Time. In the event any claim or claims (a "Claim or Claims") are asserted or made pursuant to the preceding sentence within such six-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until final disposition of any and all such Claims. Without limiting the foregoing, the Company and Parent, and after the Effective Time the Surviving Corporation and Parent, to the extent provided in their respective charters or by-laws and to the extent permitted by applicable law, will periodically advance expenses as incurred with respect to the foregoing, provided that the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Parent and the Surviving Corporation shall cause to be maintained in effect for not less than five (5) years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company and the Company's subsidiaries (provided that Parent and the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including, the Effective Time, provided that, in the event that any Claim or Claims are asserted or made within such five-year period, such insurance shall be continued in respect of any such Claim or Claims until final disposition of any and all such Claims; provided, however, that during the first year after the Effective Time Parent and the Surviving Corporation shall purchase such coverage in the amount of not less than $15,000,000, and during the second through the fifth year after the Effective Time shall purchase such coverage in the amount of not less than $10,000,000, and provided further that, in no event shall Parent or the Surviving Corporation be required to pay annual premiums in excess of $160,000, and if Parent and the Surviving Corporation are unable to obtain the insurance required by this Section 6.5(a) they shall obtain as much comparable insurance as can be obtained for an annual premium equal to such maximum amount.

In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the current or former officers, directors, employees, fiduciaries or agents (the "Indemnitees") of the Company or any of its subsidiaries is, or is threatened to be, made a party by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise) arising with respect to events occurring before or as of the Effective Time or arising out of the transactions contemplated by this Agreement, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto. It is understood and agreed that the Company will indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Parent will indemnify and hold harmless, as and to the fullest extent provided in their respective charters or by-laws and to the extent permitted by applicable law, each Indemnitee against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation. In the event of any such claim, action, suit, proceeding or investigation whether arising with respect to events occurring before or as of the Effective Time or arising out of the transactions contemplated by this
Agreement: (i) the Indemnitees may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Parent after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnitees promptly as statements therefor are received; and (ii) the Company, or the Surviving Corporation and Parent after the Effective Time, will use their respective best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving

Corporation or Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law. The Indemnitees as a group may retain only one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict of any significant issue between the positions of any two or more Indemnitees as determined in good faith by such Indemnitees.

Parent and the Surviving Corporation agree to take no action which would have the effect of impairing the rights of indemnity, limitation of liability and other rights currently afforded to the current or former directors, officers, employees, fiduciaries or agents of the Company and its subsidiaries and the Indemnitees (whether through reincorporation of the Surviving Corporation or any of its subsidiaries in another jurisdiction providing or permitting less favorable indemnification or limitation of liability provisions, or otherwise). Parent agrees to guarantee all of the obligations of the Surviving Corporation under this Section 6.5. In the event that the Surviving Corporation or Parent or their respective successors or assigns: (i) consolidates with or merges into another person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties or assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall assume the obligations set forth in this Section 6.5.

Employee Plans and Benefits and Employment Contracts.

Parent and the Surviving Corporation agree that, following the Effective Time and until the later of forty-five (45) days after the purchase of Shares pursuant to the Offer or December 31, 1996, they will maintain for the benefit of the officers and employees of the Company the employee benefits, including, without limitation, cash compensation, incentive opportunities, non-cash non-incentive benefits, retirement plans and programs and severance plans and policies, which are in each category at least comparable in the aggregate to those provided under the Company's plans, programs and arrangements in existence at the Effective Time and, to the extent practicable and appropriate, the existing Company benefit plans, programs, and arrangements will be continued for such period. In furtherance of the foregoing, during such period, Parent and the Surviving Corporation agree not to reduce benefits to existing retirees (or persons who become retirees during such period) under the Company's early retirement health care plan as disclosed to Parent. Thereafter, such officers and employees will be entitled to participate in the employee benefit plans, programs and arrangements maintained by Parent for its similarly situated employees, upon the same terms and conditions that apply to such employees of Parent (which provision is not intended to guarantee participation in any such plan, program or arrangement in which participation is determined in the discretion of a person or committee pursuant to such plan, program or arrangement).

From and after the Effective Time, Parent and the Surviving Corporation agree to honor in accordance with their lawful terms all existing employment, severance, consulting or other compensation agreements or arrangements or benefit contracts between the Company or any of its subsidiaries and any officer, director or employee of the Company or any of its subsidiaries and all benefits or other amounts earned or accrued through the Effective Time and thereafter under all employee benefit plans of the Company and any of its subsidiaries while such plans are maintained.

Each individual who is an employee of the Company or any of its subsidiaries at the Effective Time will, for purposes of determining eligibility and vesting under any employee benefit plan, practice or policy of Parent or the Surviving Corporation, be given credit for all service prior to the Effective Time with the Company and its subsidiaries or any predecessor employer (but only to the extent such credit was given for purposes of the similar or corresponding plan, practice or policy of the Company).

Board Representation. Promptly upon the purchase of Shares pursuant to the Offer and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number on the Board of Directors of the Company as will give Parent, subject to compliance with Section 14(f) of the Exchange Act and the rules and regulations promulgated thereunder, representation on the Board of Directors of the Company equal to the product of:
(i) the number of directors on the Board of Directors of the Company; and (ii) the percentage that such number of votes represented by the Shares so purchased bears to the number of votes represented by Shares outstanding. The Company shall, upon request by Parent, promptly increase the size of the Board of Directors of the Company or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors of the Company and shall cause Parent's designees to be so elected. At such time, the Company shall also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (A) each committee of the Company's Board of Directors, (B) each board of directors (or similar body) of each subsidiary of the Company and (C) each committee (or similar body) of each such board. The Company shall promptly take, at its expense, all action required pursuant to Section 14(f) and Rule l4f-l in order to fulfill its obligations under this Section 6.7 and shall include in the Schedule l4D-9 or otherwise timely mail to its stockholders such information with respect to the Company and its officers and directors as is required by Section 14(f) and Rule l4f-l in order to fulfill its obligations under this Section 6.7. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule l4f-l. In the event that Parent's designees are elected to the Board of Directors of the Company, until the Effective Time, the Board of Directors of the Company shall have at least three (3) directors who are directors on the date hereof (the "Independent Directors"), provided that, in such event, if the number of Independent Directors shall be reduced below three (3) for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remain, the other directors shall designate three (3) persons to fill such vacancies who shall not be designees, stockholders or affiliates of Parent or Acquisition Sub and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and the Acquisition Sub's respective obligations hereunder, (d) take any other action by the Company's Board of Directors under or in connection with this Agreement, or
(e) approve any other action by the Company which could adversely affect the interests of the stockholders of the Company (other than Parent, Acquisition Sub and their affiliates) with respect to the transactions contemplated hereby.

Meeting of the Company's Stockholders.

If required by applicable law, the Company shall promptly after the consummation of the Offer, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-Laws to convene the Meeting to consider and vote on the Merger and this Agreement. At the Meeting, all of the Shares then owned by Parent, Acquisition Sub or any other subsidiary of Parent shall be voted to approve the Merger and this Agreement. Subject to applicable fiduciary obligations to stockholders of the Company as advised by counsel, the Board of Directors of the Company shall recommend that the Company's stockholders vote to approve the Merger and this Agreement if such vote is sought (which recommendation shall be included in the Proxy Statement), shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action in its judgment necessary and appropriate to secure the vote of stockholders required by the DGCL to effect the Merger.

Parent and Acquisition Sub shall not, and they shall cause their subsidiaries not to, sell, transfer, assign, encumber or otherwise dispose of the Shares acquired pursuant to the Offer or otherwise prior to the Meeting; provided, however, that this Section 6.8(b) shall not apply to the sale, transfer, assignment, encumbrance or other disposition of any or all of such Shares in transactions involving solely Parent, Acquisition Sub and/or one or more of their wholly owned subsidiaries.

Proxy Statement. If required under applicable law, the Company and Parent shall prepare the Proxy Statement, file it with the SEC under the Exchange Act as promptly as practicable after Acquisition Sub purchases Shares pursuant to the Offer, and use all reasonable efforts to have it cleared by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company as of the record date for the Meeting. The Company will use all reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent, respond promptly to any comments of the SEC relating to the preliminary proxy or information statement relating to the transactions contemplated by this Agreement and to cause the definitive proxy statement relating to the transactions contemplated by this Agreement to be mailed to its stockholders, all at the earliest practical time. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement or any other filing required to be made with the SEC, each party will promptly inform the other and cooperate in filing with the SEC and/or mailing to stockholders such amendment or supplement. The Proxy Statement, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance satisfactory to Parent.

Public Announcements. Parent and the Company shall to the fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to the Offer and the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any governmental agency if required by such agency or the rules of the National Association of Securities Dealers, Inc. or the rules of the New York Stock Exchange.

Merger Without Meeting of Stockholders. Notwithstanding the foregoing, in the event that Parent or Acquisition Sub shall acquire at least 90% of the outstanding Shares, the parties hereto agree, at the request of Parent, to take all appropriate and necessary action to cause the Merger to become effective, as soon as practicable after the consummation of the Offer and the completion of all activities necessary to finance the consummation of the Merger and the transactions contemplated hereby, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

Current Information. From the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less often than semi-monthly) with representatives of Parent and to report the general status of its ongoing operations and to deliver to Parent (not less often than monthly) unaudited consolidated balance sheets and related consolidated statements of operations, statements of cash flows and statements of stockholders' equity for the period since the last such report. The Company will promptly notify Parent of any material change in the normal course of business or in the operation of the properties of the Company or its subsidiaries.

Supplement to Disclosure Schedule. At least five (5) business days prior to the scheduled expiration date of the Offer, the Company shall deliver to Parent and Acquisition Sub a supplement to the Disclosure Schedule which sets forth any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate. In the event that the Offer is extended beyond the initial expiration date for the Offer, the Company shall be required to deliver an additional supplement to the Disclosure Schedule five (5) days prior to the extended expiration date only if such prior supplement shall be more than fifteen (15) business days old. No supplement shall have any effect for the purpose of determining the satisfaction of the conditions set forth on Annex I or the compliance by the Company with the covenant set forth in Section 6.1 hereof.

Section 203. From and after the date hereof, the Company will not, except pursuant to an Approved Offer or as otherwise provided in this Agreement, approve any acquisition of shares of Common Stock by any person which would result in such person becoming an interested stockholder (as such term is defined in Section 203 of the DGCL) or otherwise be subject to Section 203 of the DGCL.

Preferred Stock Purchase Rights. Immediately prior to the consummation of the purchase of the Shares pursuant to the Offer, if so requested by Parent (as long as Parent or Acquisition Sub is not in breach of any material provision of this Agreement), the Company agrees to redeem all of the outstanding Series A Preferred Stock purchase rights issued pursuant to the Rights Agreement in accordance with Section 23 of the Rights Agreement. From and after the date hereof, the Company will not: (i) take or fail to take any action which would permit the Series A Preferred Stock purchase rights to become nonredeemable by the Company; (ii) except as otherwise provided in this Section 6.15, redeem the Series A Preferred Stock purchase rights; (iii) except as otherwise required to permit the commencement or consummation of the Offer or the consummation of the Merger, amend the Rights Agreement; or (iv) approve any transaction, offer or agreement (other than an Approved Offer) with any party other than Parent and Acquisition Sub pursuant to Section 11(a)(ii) of the Rights Agreement.

                                     ARTICLE 7

                    CONDITIONS TO CONSUMMATION OF THE MERGER

Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions: this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by applicable law in order to consummate the Merger; provided, however, that Parent and its subsidiaries shall vote all of its Shares in favor of the Merger; no statute, rule, regulation, executive order, decree, injunction or other order shall have been enacted, entered, promulgate or enforced by any court or governmental authority which is in effect and has the effect of prohibiting, restraining, enjoining or restricting the consummation of the Merger; and the waiting period (and any extension thereof) applicable to the consummation of the Merger under the H-S-R Act, if any, shall have expired or been terminated.

Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger. The obligations of Parent and Acquisition Sub to effect the Merger are further subject to the satisfaction, on or prior to the Effective Time, of the conditions that Parent shall have accepted for payment and paid for Shares tendered pursuant to the Offer, provided that this condition will be deemed satisfied if Parent fails to accept for payment and pay for Shares pursuant to the Offer in violation of the terms thereof or of this Agreement.

                                     ARTICLE 8

                         TERMINATION; AMENDMENT; WAIVER

Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and Acquisition Sub;

by either the Company or Parent: if (1) the Offer terminates or expires in accordance with its terms or if Parent terminates the Offer as the result of the occurrence of any of the conditions set forth in Annex I hereto without Acquisition Sub having purchased any Shares pursuant to the Offer, provided, however, that the right to terminate this Agreement pursuant to this Section 8.l(b)(i)(1) shall not be available to Parent if the failure by Parent or Acquisition Sub to fulfill any of their respective obligations under this Agreement or a misrepresentation or breach of warranty by Parent or Acquisition Sub results in the occurrence of any such condition, and shall not be available to the Company if the failure by the Company to fulfill any of its obligations under this Agreement or a misrepresentation or breach of warranty by Company results in the occurrence of any such condition; or (2) Acquisition Sub shall not have purchased any Shares pursuant to the Offer on or before December 31, 1996, provided however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i)(2) shall not be available to Parent if such failure to purchase any Shares is the result of a failure by Parent or Acquisition Sub to fulfill any of their respective obligations under this Agreement or a misrepresentation or breach of warranty by Parent or Acquisition Sub, and shall not be available to the Company if such failure to purchase any Shares is the result of a failure by the Company to fulfill any of its obligations under this Agreement or a misrepresentation or breach of warranty by Company; if the Merger shall not have been consummated on or before six (6) months after the date hereof, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or if any court of competent jurisdiction or any other governmental body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

by the Company if (i) the Offer has not been timely commenced in accordance with Section 1.1; or (ii) Parent or Acquisition Sub fails to perform in any material respect any of their respective obligations under this Agreement and such failure to perform has not been cured within five (5) business days after notice thereof is given to Parent by the Company (except that no cure period shall be provided for any failure which, by its nature, cannot be cured); by Parent or Acquisition Sub if the Company fails to perform in any material respect any of its obligations under this Agreement and such failure to perform has not been cured within five (5) business days after notice thereof is given to the Company by Parent (except that no cure period shall be provided for any failure which, by its nature, cannot be cured); or by the Company if the Board of Directors of the Company has approved, accepted or recommended an Approved Offer in accordance with Section 6.2.

Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Sections 8.3 and 9.10, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Nothing in this Section 8.2 shall relieve any party to this Agreement of liability for willful breach of this Agreement.

Termination Fee; Reimbursement of Parent's Expenses.

If neither Acquisition Sub nor Parent is in material breach of any of its obligations under this Agreement and, prior to acceptance of Shares for payment pursuant to the Offer or the payment therefor, this Agreement is terminated: by Company or Parent pursuant to Section 8.1(b)(i) if the Offer terminates or expires in accordance with its terms as a result of the occurrence of any of the conditions set forth in paragraph (d) or (e) or in clause (ii) or (iii) of paragraph (g) of Annex I; or by Parent or Acquisition Sub pursuant to Section 8.1(d); or by the Company pursuant to Section 8.1(e); then the Company shall, whether or not any payment is made pursuant to
Section 8.3(b) below, reimburse each of Acquisition Sub and Parent (not later than two (2) business days after submission of statements therefor) for all reasonable out-of-pocket expenses and fees, including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents, for arranging or providing the financing, and all fees of counsel, accountants, experts, agents and consultants to Acquisition Sub or Parent incurred by Parent or Acquisition Sub in good faith in connection with the negotiation, preparation, execution and performance of this Agreement and the financing (all of the foregoing being referred to collectively as the "Expenses"), subject to a maximum reimbursement of $5,000,000.

If neither Acquisition Sub nor Parent is in material breach of any of its obligations under this Agreement and, prior to acceptance of Shares for payment pursuant to the Offer or the payment therefor, this Agreement is terminated: by Company or Parent pursuant to Section 8.1(b)(i) if the Offer terminates as a result of the occurrence of any of the conditions set forth in paragraphs (d), (e) or (g) of Annex I; or by Parent or Acquisition Sub pursuant to Section 8.1(d); or by the Company pursuant to Section 8.1(e);

and either prior to such termination or within twelve (12) months thereafter,
(x) any "person" (as such term is defined in Section 13(d)(3) of the Exchange
Act) (A) acquires the Company by merger or otherwise; (B) acquires more than 50% in value of the total assets of the Company and its subsidiaries taken as a whole; or (C) acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of Securities representing, or the right to acquire beneficial ownership of or to vote securities (or which could result in the acquisition of beneficial ownership of or the right to vote securities) representing, more than 50% of the outstanding voting securities of the Company (each of the foregoing transactions being referred to as a "Third Party Acquisition"); or (y) the Board of Directors of the Company accepts, approves or recommends any Third Party Acquisition; or (z) the Board of Directors of the Company shall have withdrawn or modified in any material respect its recommendation of the Offer; then the Company shall pay Parent, in no event later than two (2) business days after the obligation arises to make such payment pursuant to the terms set forth above in this Section 8.3(b), a termination fee of $6,500,000 in addition to the payment of Expenses in accordance with paragraph (a) above, which amount shall be payable in same day funds. If Parent becomes entitled to the termination fee without having previously become entitled to reimbursement of Expenses in accordance with paragraph (a) above, Parent shall thereupon become entitled to reimbursement of Expenses in accordance with, and subject to the limitations set forth in, paragraph (a) above.

Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of the Company, Parent and Acquisition Sub at any time before or after approval of this Agreement by the stockholders of the Company but, after any such stockholder approval, no amendment shall be made which decreases or changes the form of the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of all such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Acquisition Sub, may: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9

                                  MISCELLANEOUS

Non-Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive after the Effective Time. This
Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise, provided that Parent or Acquisition Sub may assign any of their rights and obligations to any wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Acquisition Sub of its obligations hereunder. Either Parent or any wholly owned subsidiary of Parent may purchase Shares under the Offer.

Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Parent or Acquisition Sub:

Nash-Finch Company
7600 France Avenue South
Edina, Minnesota  55435
Attention:  Norman R. Soland
Fax: 612-844-1235

with a copy to:

Oppenheimer Wolff & Donnelly
Plaza VII, Suite 3400
45 South Seventh Street
Minneapolis, Minnesota 55402
Attention:  Mark A. Kimball, Esq.
Fax: (612) 344-9376

if to the Company:

Super Food Services, Inc.
3233 Newmark Drive
Dayton, Ohio  45342
Attention:  John Demos
Fax:    (937) 439-7514
with a copy to:

Thompson Hine & Flory P.L.L.
2000 Courthouse Plaza, N.E.
P.O. Box 8801
Dayton, Ohio  45401-8801
Attention:  J. Michael Herr, Esq.
Fax:    (513) 443-6637

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section
6.5 and 6.6 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by such persons).

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Expenses.

Subject to Section 8.3, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except that Parent and the Company will share equally all documented out-of-pocket fees and expenses incurred in connection with the printing and filing of the Proxy Statement.

Parent acknowledges and agrees that the Company has disclosed it is indebted for fees and expenses (including fees and expenses of its counsel and financial advisors) incurred by it in connection with the transactions contemplated by this Agreement. It is understood that certain of such fees and expenses may be paid by the Company prior to or after the execution of this Agreement, and Parent agrees to refrain from taking any action which would interfere with the payment of the foregoing fees and expenses by the Company.

Performance by Acquisition Sub. Parent hereby agrees to cause Acquisition Sub to comply with its obligations hereunder and under the Offer and to cause Acquisition Sub to consummate the Merger as contemplated herein.

Submission to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, hereby irrevocably and unconditionally consent to submit to the jurisdiction of the federal or state courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement (and none of such persons shall commence any action, suit or proceeding relating thereto except in such courts). Such person hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the federal or state courts located in the State of Delaware.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

     NASH-FINCH COMPANY

ATTEST:

          By:

Secretary      President

          NFC ACQUISITION CORPORATION

ATTEST:

          By:

Secretary      President

          SUPER FOOD SERVICES, INC.

ATTEST:

          By:

Secretary      Chairman and
                 Chief Executive Officer
     ANNEX I

CONDITIONS TO THE OFFER

Notwithstanding any other provisions of the Offer and in addition to (and not in limitation of) Parent's right to extend and amend the Offer (subject to the terms of the Merger Agreement), Parent shall not be required to accept for payment or pay for, subject to Rule 14e-l(c) of the Exchange Act, any Shares not theretofore accepted for payment or paid for and may terminate or amend the Offer as to such Shares if (i) the Minimum Condition shall not have been satisfied or (ii) at any time on or after the date of commencement of the Offer and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exist or shall occur and remain in effect (provided that the right to terminate or amend the Offer pursuant thereto shall not be available to Parent if the failure by Parent or Acquisition Sub to fulfill any of their respective obligations under the Merger Agreement results in the occurrence of any such condition):

(a) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (ii) a formal declaration of war or national or international calamity directly or indirectly involving the United States, (iii) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit by banks or other financial institutions that materially affects the extension of credit by banks or other lending institutions or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

(b) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted issued or deemed applicable to the Offer or the Merger by any court, government or governmental authority or agency, domestic or foreign which (i) prohibits Parent's ownership or operation of all or a material portion of its or the Company's (or any of their respective subsidiaries') business or assets, or compels Parent to dispose of or hold separate all or a material portion of its or the Company's (or any of their respective subsidiaries') business or assets as a result of the Offer or the Merger, (ii) prohibits, or makes illegal the acceptance for payment or payment for Shares or the consummation of the Offer or the Merger, or (iii) imposes material limitations on the ability of Parent or Acquisition Sub effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by Acquisition Sub on all matters properly presented to the Company's stockholders; provided, however, that with respect to any action, ruling or order taken or made by any court, government or governmental authority or agency that is preliminary, until such action, ruling or order becomes final, Parent may not terminate the Offer, but shall extend the expiration of the Offer and shall postpone acceptance for payment or purchase of, or payment for, any Shares pursuant to this paragraph (b); further provided, however, that in no event shall Parent be obligated to attempt to cause any such decree, order or injunction to be vacated or reversed or to extend the Offer beyond December 31, 1996; or

(c) the Merger Agreement shall have been terminated in accordance with its terms; or

(d) any of the representations and warranties of the Company set forth in the Merger Agreement were inaccurate when made or became inaccurate at any time thereafter (other than (i) any misrepresentations that, in the aggregate, do not have a material adverse effect on the Company or (ii) any misrepresentations that the Company cures within five (5) business days after notice thereof is given by Parent (except that no cure period shall be provided for a breach by the Company which, by its nature, cannot be cured)) or the Company shall have failed in any material respect to perform any material obligation or covenant required by the Merger Agreement to be performed or complied with by it which failure would have a material adverse effect on the Company; or

(e) the Board of Directors of the Company shall have withdrawn or modified in any material respect its recommendation of the Offer; provided, however, that this condition shall not be deemed to exist, and Acquisition Sub shall have no right to terminate the Offer or not accept for payment or pay for Shares, if as a result of the Company's receipt of a proposal for the acquisition of all or a material portion of the business or assets of the Company or the Shares, the Company withdraws, modifies or amends its approval or recommendation of the Offer, the Merger or the Merger Agreement by reason of taking and disclosing to the Company's shareholders a position contemplated by Rule 14e-2(a)(2) or (3) promulgated under the Exchange Act with respect to such proposal, the Offer, the Merger or the Merger Agreement and if within five (5) business days of taking and disclosing to its shareholders the aforementioned position, the Company publicly reconfirms its recommendation of the Offer, the Merger and the Merger Agreement; or

(f) the waiting period (and any extension thereof) applicable to the consummation of the Offer under the H-S-R Act shall not have expired or been terminated; provided, however, that (i) until such H-S-R Act waiting periods expire or terminate, Parent may not terminate the Offer (but shall extend the expiration of the Offer and shall postpone acceptance for payment or purchase of, or payment for, any Shares pursuant to this paragraph (f)); further provided, however, that in no event shall Parent be obligated to extend the Offer beyond December 31, 1996 and (ii) unless Parent theretofore shall have terminated the Offer in accordance with the terms of the Merger Agreement, Parent shall continue to seek to resolve any action or proceeding in accordance with the provisions of the Merger Agreement; or

(g) (i) a tender or exchange offer for 20% or more of the Shares shall have been publicly proposed to be made by another person or shall have been publicly disclosed, (ii) a tender or exchange offer for 20% or more of the Shares shall have been made by another person or (iii) the Parent shall have learned that any person, entity or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), shall beneficially own (as that term is used in Section 13(d)(3) of the Exchange Act) or shall have acquired 20% or more of the Shares, or shall have been granted any option or right, conditional or otherwise, to acquire 20% or more of the Shares; which, in the reasonable judgment of Parent, in any case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment, purchase of, or payment for Shares.

The foregoing condition are for the sole benefit of Parent and may be asserted by Parent regardless of the circumstances giving rise to any such condition and may be waived by Parent, in whole or in part, at any time and from time to time, in the sole discretion of Parent. The failure by Parent at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment shall forthwith be returned by the Disbursing Agent to the tendering stockholders.